Exhibit 99.1

Omnicom Group Reports Third Quarter and Year-to-Date
2018 Results

NEW YORK, October 16, 2018 - Omnicom Group Inc. (NYSE: OMC) today announced that its net income for the third quarter of 2018 increased $35.3 million, or 13.4%, to $298.9 million from $263.6 million in the third quarter of 2017. Diluted net income per common share for the third quarter of 2018 increased nineteen cents, or 16.8%, to $1.32 per share versus $1.13 per share for the third quarter of 2017. Net income - Omnicom Group Inc. and diluted earnings per common share in the third quarter of 2018 includes a net after tax increase of $18.2 million and eight cents per share, respectively, as a result of a net gain on dispositions of certain subsidiaries, less charges in connection with repositioning actions as discussed further below.

Omnicom’s worldwide revenue in the third quarter of 2018 decreased 0.1% to $3,714.3 million from $3,719.5 million in the third quarter of 2017. The components of the change in revenue included a decrease in revenue from the negative foreign exchange rate impact of 1.7%, a decrease in acquisition revenue, net of disposition revenue of 0.9% and an increase in revenue from organic growth of 2.9% when compared to the third quarter of 2017. In addition, effective January 1, 2018, we adopted FASB Accounting Standards Codification Topic 606 "Revenue from Contracts with Customers" ("ASC 606"). We elected to adopt ASC 606 applying the modified retrospective method. The effect on revenue in the third quarter of 2018 from adopting ASC 606 when compared to the third quarter of 2017 was a decrease in revenue of 0.4%.

Organic growth in the third quarter of 2018 as compared to the third quarter of 2017 in our five fundamental disciplines was as follows: Advertising increased 4.0%, CRM Consumer Experience increased 5.5%, CRM Execution & Support decreased 3.6%, Public Relations increased 2.3% and Healthcare increased 2.9%.

Across our regional markets, organic growth in the third quarter of 2018 as compared to the third quarter of 2017 was 0.6% for the United States, 6.9% in the Euro Markets and Other Europe, 13.6% in Asia Pacific and 1.7% in Latin America, while Other North America decreased 5.4%, the United Kingdom decreased 0.3% and the Middle East and Africa decreased 0.4%.

Omnicom Group Inc.

Operating profit in the third quarter of 2018 increased $32.1 million, or 6.8%, to $502.3 million from $470.2 million in the third quarter of 2017. Our operating margin for the third quarter of 2018 increased to 13.5% versus 12.6% for the third quarter of 2017. The impact from adopting ASC 606 increased operating profit by $3.6 million during the third quarter of 2018.

Operating profit in the third quarter of 2018 reflects a net pre-tax increase of $29.0 million from the net gain on dispositions of certain subsidiaries of $178.4 million, which arose primarily from the sale of Sellbytel, our European-based outsourced sales, service and support business, less expenses of $149.4 million in connection with repositioning actions related to the continuing improvement of the strategic position and operating efficiencies of our businesses.

Excluding the impact of the items discussed above, operating profit in the third quarter of 2018 increased $3.1 million, or 0.7%, to $473.3 million from $470.2 million in the third quarter of 2017, while operating margin for the third quarter of 2018 increased to 12.7% when compared to 12.6% for the third quarter of 2017.

For the third quarter of 2018, our income tax rate was 25.9% compared to 31.6% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the Tax Cuts and Jobs Act (the "2017 Tax Act"), which reduced the U.S. Federal statutory tax rate from 35% to 21%. The decrease in the tax expense for the third quarter of 2018 also reflects the impacts of a lower tax rate on the net gain on dispositions of subsidiaries discussed above. Lastly, in the third quarter of 2018, we recorded additional income tax expense of $28.9 million reflecting a revision to certain components of the provisional estimate of the effect of the 2017 Tax Act recorded in the fourth quarter of 2017.

Year-to-Date

Net income - Omnicom Group Inc. for the nine months ended September 30, 2018 increased $93.2 million, or 11.2%, to $927.2 million from $834.0 million in the same period in 2017. Diluted net income per common share for the nine months ended September 30, 2018 increased fifty-one cents, or 14.4%, to $4.06 per share compared to $3.55 per share for the nine months ended September 30, 2017. Net income - Omnicom Group Inc. and diluted earnings per common share for the nine months

Omnicom Group Inc.

ended September 30, 2018 includes a net after tax increase of $18.2 million and eight cents per share, respectively, as a result of a net gain on dispositions of certain subsidiaries, less charges taken in the third quarter in connection with repositioning actions discussed above.

Worldwide revenue for the nine months ended September 30, 2018 increased 1.0% to $11,203.5 million from $11,097.1 million in the same period of 2017. The components of the change in revenue included an increase in revenue from the positive foreign exchange rate impact of 1.5%, a decrease in acquisition revenue, net of disposition revenue of 2.0% and an increase in revenue from organic growth of 2.5% when compared to the same period of 2017. The effect on revenue for the nine months ended September 30, 2018 from adopting ASC 606 when compared to the same period of 2017 was a decrease in revenue of 1.0%.

Organic growth for the nine months ended September 30, 2018 compared to the same period in 2017 in our five fundamental disciplines was as follows: Advertising increased 2.4%, CRM Consumer Experience increased 6.5%, CRM Execution & Support decreased 2.3%, Public Relations increased 2.0% and Healthcare increased 3.5%.

Across our regional markets, organic growth for the nine months ended September 30, 2018 as compared to the same period of 2017 was 0.1% in the United States, 0.1% in the United Kingdom, 9.3% in the Euro Markets and Other Europe, 9.9% in Asia Pacific and 2.4% in Latin America, while Other North America decreased 5.9% and the Middle East and Africa decreased 5.9%.

Operating profit for the nine months ended September 30, 2018 increased $48.9 million, or 3.4%, to $1,506.3 million compared to $1,457.4 million for the same period in 2017. Our operating margin for the nine months ended September 30, 2018 increased to 13.4% versus 13.1% for the same period in 2017. The impact from adopting ASC 606 reduced operating profit by $10.4 million for the nine months ended September 30, 2018.

Operating profit for the nine months ended September 30, 2018 reflects a net pre-tax increase of $29.0 million from the net gain on dispositions of certain subsidiaries of $178.4 million, which arose primarily from the sale of Sellbytel, our European-based outsourced sales, service and support business, less expenses of $149.4 million in connection with repositioning actions related to the continuing improvement of the strategic position and operating efficiencies of our businesses.

Omnicom Group Inc.

Excluding the impact of the items discussed above, operating profit for the nine months ended September 30, 2018 increased $19.9 million, or 1.4%, to $1,477.3 million from $1,457.4 million for the same period in 2017, while operating margin for the third quarter of 2018 increased to 13.2% versus 13.1% for the the same period of 2017.

For the nine months ended September 30, 2018, our income tax rate was 25.4% compared to 31.1% for the same period in 2017. The year over year difference in our effective tax rate primarily resulted from the enactment of the 2017 Tax Act, as described above. Income tax expense for the nine months ended September 30, 2018 was also reduced due to: (a) the successful resolution of foreign tax claims during the first quarter of 2018, (b) the impacts of a lower tax rate on the net gain on dispositions of subsidiaries in the third quarter of 2018, partially offset by (c) an increase in income tax expense related to the revision to certain components of the provisional estimate of the effect of the 2017 Tax Act in the third quarter of 2018.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures in describing our performance. Non-GAAP 2018 Adjusted results, which exclude the net gain related to the impact of dispositions of certain subsidiaries and repositioning actions taken in the third quarter of 2018, are presented in the third quarter and year-to-date results presented above and in the tables in this release. We believe that the Non-GAAP 2018 Adjusted results are useful measures for investors to understand the impact these actions had on our reported results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference

Omnicom Group Inc.

between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the presentation above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth, excluding the impact of the adoption of ASC 606.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries. Follow us on Twitter for the latest news.

For a live webcast or a replay of our third quarter earnings conference call, go to http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

Contacts

Investor Relations:	Media:
Shub Mukherjee, 212-415-3011	Joanne Trout, 212-415-3669
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017

Revenue	$3,714.3	$3,719.5
Operating Expenses:
Salary and service costs	2,834.2	2,764.5
Occupancy and other costs	376.8	316.7
Net gain on dispositions of subsidiaries	(178.4)	—
Costs of services	3,032.6	3,081.2
Selling, general and administrative expenses	113.5	99.5
Depreciation and amortization	65.9	68.6
	3,212.0	3,249.3
Operating Profit	502.3	470.2
Interest Expense	69.4	65.0
Interest Income	12.7	12.6
Income Before Income Taxes	445.6	417.8
Income Tax Expense	115.3	132.0
Income From Equity Method Investments	1.0	1.1
Net Income	331.3	286.9
Net Income Attributed To Noncontrolling Interests	32.4	23.3
Net Income - Omnicom Group Inc.	298.9	263.6
Net income allocated to participating securities	—	(0.3)
Net income available for common shares	$298.9	$263.3

Net income per common share - Omnicom Group Inc.
Basic	$1.33	$1.14
Diluted	$1.32	$1.13

Weighted average shares (in millions)
Basic	224.8	231.2
Diluted	225.9	232.7

Dividends declared per common share	$0.60	$0.55

(a)	On January 1, 2018 we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the three months ended September 30, 2018, the adoption of ASC 606 reduced revenue by $17.1 million and increased operating profit by $3.6 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the three months ended September 30, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.

Omnicom Group Inc.

Impact of the Adoption of ASC 606

Three Months Ended September 30

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$3,714.3	$17.1	$3,731.4
Operating Expenses	3,212.0	20.7	3,232.7
Operating Profit	$502.3	$(3.6)	$498.7

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Consolidated Statements of Income

Nine Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 (a)	2017

Revenue	$11,203.5	$11,097.1
Operating Expenses:
Salary and service costs	8,319.9	8,184.6
Occupancy and other costs	1,016.7	924.5
Net gain on dispositions of subsidiaries	(178.4)	—
Costs of services	9,158.2	9,109.1
Selling, general and administrative expenses	336.3	318.2
Depreciation and amortization	202.7	212.4
	9,697.2	9,639.7
Operating Profit	1,506.3	1,457.4
Interest Expense	198.1	187.0
Interest Income	42.0	38.0
Income Before Income Taxes	1,350.2	1,308.4
Income Tax Expense	343.0	406.7
Income From Equity Method Investments	3.6	2.7
Net Income	1,010.8	904.4
Net Income Attributed To Noncontrolling Interests	83.6	70.4
Net Income - Omnicom Group Inc.	927.2	834.0
Net income allocated to participating securities	(0.1)	(1.4)
Net income available for common shares	$927.1	$832.6

Net income per common share - Omnicom Group Inc.
Basic	$4.08	$3.58
Diluted	$4.06	$3.55

Weighted average shares (in millions)
Basic	227.2	232.6
Diluted	228.5	234.4

Dividends declared per common share	$1.80	$1.65

(a)	On January 1, 2018 we adopted FASB ASC Topic 606 “Revenue from Contracts with Customers” ("ASC 606"). ASC 606 was applied using the modified retrospective method, where the cumulative effect of initial application is recognized as an adjustment to opening retained earnings at January 1, 2018. Therefore, comparative prior periods have not been adjusted and continue to be reported under ASC 605 "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact our financial position. For the nine months ended September 30, 2018, the adoption of ASC 606 reduced revenue by $108.5 million and operating profit by $10.4 million. The adoption of ASC 606 did not have a material impact on Net Income - Omnicom Group Inc. or Diluted net income per common share - Omnicom Group Inc. for the nine months ended September 30, 2018. As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below.

Omnicom Group Inc.

Impact of the Adoption of ASC 606

Nine Months Ended September 30

(Unaudited)

(Dollars in Millions)

	2018 Reported under ASC 606	2018 Adjustments	2018 Excluding Impact of Adoption of ASC 606

Revenue	$11,203.5	$108.5	$11,312.0
Operating Expenses	9,697.2	98.1	9,795.3
Operating Profit	$1,506.3	$10.4	$1,516.7

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expenses and Operating Profit as reported, as well as the impact of the adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income - Omnicom Group Inc. and diluted net income per share - Omnicom Group Inc. was not material.

Omnicom Group Inc.

Impact of Net Gain on Dispositions and Repositioning Actions on Operating Expenses

Three and Nine Months Ended September 30, 2018

(Unaudited)

(Dollars in Millions)

	Repositioning Actions	Net Gain on Dispositions	Total

Operating expenses:
Salary and service costs	$73.7	$—	$73.7
Occupancy and other costs	73.5	—	73.5
Net gain on dispositions of subsidiaries		(178.4)	(178.4)
Costs of services	147.2	(178.4)	(31.2)
Selling, general and administrative expenses	2.2	—	2.2
Depreciation and amortization	—	—	—
Operating Expenses	$149.4	$(178.4)	$(29.0)

The above table identifies the components of the net pre-tax gain on dispositions of certain subsidiaries and repositioning actions we took in the third quarter of 2018 on our operating expenses for the three and nine months ended September 30, 2018.

Omnicom Group Inc.

Non-GAAP Financial Measures - Excluding Impact of Dispositions, Repositioning Actions and Tax Expense related to Tax Reform

Three Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 Reported (a) (b)	Non-GAAP 2018 Adjusted (a) (b)	2017

Operating Profit	$502.3	$473.3	$470.2
Net Interest Expense	56.7	56.7	52.4
Income Tax Expense (b)	115.3	111.4	132.0
Income From Equity Method Investments	1.0	1.0	1.1
Net Income Attributed To Noncontrolling Interests	32.4	25.5	23.3
Net Income - Omnicom Group Inc.	298.9	280.7	263.6
Net income allocated to participating securities	—	—	(0.3)
Net income available for common shares	$298.9	$280.7	$263.3

Diluted net income per common share - Omnicom Group Inc.	$1.32	$1.24	$1.13

Diluted weighted average shares (in millions)	225.9	225.9	232.7

The above table identifies, in the column entitled "Non-GAAP 2018 Adjusted", the U.S. GAAP financial measures of Operating Profit, Income Tax Expense, Net Income - Omnicom Group Inc., Net Income allocated to participating securities and Earnings per Share - Diluted as reported, as well as the non-GAAP amounts excluding the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act in the column entitled "Non-GAAP 2018 Adjusted" for the three months ended September 30, 2018. We believe that the amounts presented in the "Non-GAAP 2018 Adjusted" column are useful measures for investors to understand the impact these items had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

(a)	During the three months ended September 30, 2018, we disposed of certain subsidiaries & recorded a net gain, primarily related to the sale of Sellbytel, our outsourced sales, service and support company and we recorded expenses for certain repositioning actions related to the continued improvement of our strategic position and operating efficiencies of our businesses. Additionally the "Non-GAAP 2018 Adjusted" income tax expense includes $28.9 million of additional expense related to an adjustment to the effects of the 2017 Tax Act recorded in the fourth quarter of 2017. The net impact of these items increased operating profit by $29.0 million, Net Income - Omnicom Group Inc. by $18.2 million, and Diluted net income per common share - Omnicom Group Inc. by $0.08 per share for the three months ended September 30, 2018.
(b)	The 2017 Tax Act reduced the Federal statutory tax rate to 21% from 35% for tax years beginning after December 31, 2017 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, in 2017, we recorded tax expense on accumulated earnings of our foreign subsidiaries and adjusted our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the fourth quarter of 2017 reflected a net increase of $106.3 million related to the impact of the 2017 Tax Act. Due to the timing of the 2017 Tax Act, which was enacted on December 22, 2017, our 2017 financial statements reflected provisional amounts for these items. In the third quarter of 2018, we revised these estimates and recorded additional tax expense of $28.9 million in compliance with guidance provided in SEC SAB 118.

Omnicom Group Inc.

Non-GAAP Financial Measures - Excluding Impact of Dispositions, Repositioning Actions and Tax Expense related to Tax Reform

Nine Months Ended September 30

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2018 Reported (a) (b)	Non-GAAP 2018 Adjusted (a) (b)	2017

Operating Profit	$1,506.3	$1,477.3	$1,457.4
Net Interest Expense	156.1	156.1	149.0
Income Tax Expense (b)	343.0	339.1	406.7
Income From Equity Method Investments	3.6	3.6	2.7
Net Income Attributed To Noncontrolling Interests	83.6	76.7	70.4
Net Income - Omnicom Group Inc.	927.2	909.0	834.0
Net income allocated to participating securities	(0.1)	(0.1)	(1.4)
Net income available for common shares	$927.1	$908.9	$832.6

Diluted net income per common share - Omnicom Group Inc.	$4.06	$3.98	$3.55

Diluted weighted average shares (in millions)	228.5	228.5	234.4

The above table identifies, in the column entitled "Non-GAAP 2018 Adjusted", the U.S. GAAP financial measures of Operating Profit, Income Tax Expense, Net Income - Omnicom Group Inc., Net Income allocated to participating securities and Earnings per Share - Diluted as reported, as well as the non-GAAP amounts excluding the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act in the column entitled "Non-GAAP 2018 Adjusted" for the nine months ended September 30, 2018. We believe that the amounts presented in the "Non-GAAP 2018 Adjusted" column are useful measures for investors to understand the impact these items had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

(a)	During the third quarter of 2018, we disposed of certain subsidiaries & recorded a net gain, primarily related to the sale of Sellbytel, our outsourced sales, service and support company and we recorded expenses for certain repositioning actions related to the continued improvement of our strategic position and operating efficiencies of our businesses. Additionally the "Non-GAAP 2018 Adjusted" income tax expense includes $28.9 million of additional expense related to an adjustment to the effects of the 2017 Tax Act recorded in the fourth quarter of 2017. The net impact of these items increased operating profit by $29.0 million, Net Income - Omnicom Group Inc. by $18.2 million and Diluted net income per common share - Omnicom Group Inc. by $0.08 per share for the nine months ended September 30, 2018.
(b)	The 2017 Tax Act reduced the Federal statutory tax rate to 21% from 35% for tax years beginning after December 31, 2017 and made several changes to existing tax law which affect our tax assets and liabilities related to previously reported taxable income. As a result, in 2017, we recorded tax expense on accumulated earnings of our foreign subsidiaries and adjusted our previously reported deferred tax assets and liabilities to reflect the impact of the revised statutory federal rate as of the enactment date. Income tax expense for the fourth quarter of 2017 reflected a net increase of $106.3 million related to the impact of the 2017 Tax Act. Due to the timing of the 2017 Tax Act, which was enacted on December 22, 2017, our 2017 financial statements reflected provisional amounts for these items. In the third quarter of 2018, we revised these estimates and recorded additional tax expense of $28.9 million in compliance with guidance provided in SEC SAB 118.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - 2018 Adjusted Operating Profit

Three Months Ended September 30

(Unaudited)

(Dollars in Millions)

	2018	2017

Net Income - Omnicom Group Inc.	$298.9	$263.6
Net Income Attributed To Noncontrolling Interests	32.4	23.3
Net Income	331.3	286.9
Income From Equity Method Investments	1.0	1.1
Income Tax Expense	115.3	132.0
Income Before Income Taxes	445.6	417.8
Interest Income	12.7	12.6
Interest Expense	69.4	65.0
Operating Profit	502.3	470.2
Net gain on dispositions of subsidiaries	(178.4)	—
Repositioning actions	149.4	—
Operating Profit - Non-GAAP 2018 Adjusted	$473.3	$470.2

Revenue	$3,714.3	$3,719.5
Operating Profit - Non-GAAP 2018 Adjusted	$473.3	$470.2
Operating Margin % - Non-GAAP 2018 Adjusted	12.7%	12.6%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to the non-GAAP "Non-GAAP 2018 Adjusted" financial measures of Operating Profit and Operating Margin, which exclude the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act for the three months ended September 30, 2018. We believe the amounts excluding the impact of these items are useful measures for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - 2018 Adjusted Operating Profit

Nine Months Ended September 30

(Unaudited)

(Dollars in Millions)

	2018	2017

Net Income - Omnicom Group Inc.	$927.2	$834.0
Net Income Attributed To Noncontrolling Interests	83.6	70.4
Net Income	1,010.8	904.4
Income From Equity Method Investments	3.6	2.7
Income Tax Expense	343.0	406.7
Income Before Income Taxes	1,350.2	1,308.4
Interest Income	42.0	38.0
Interest Expense	198.1	187.0
Operating Profit	1,506.3	1,457.4
Net gain on dispositions of subsidiaries	(178.4)	—
Repositioning actions	149.4	—
Operating Profit - Non-GAAP 2018 Adjusted	$1,477.3	$1,457.4

Revenue	$11,203.5	$11,097.1
Operating Profit - Non-GAAP 2018 Adjusted	$1,477.3	$1,457.4
Operating Margin % - Non-GAAP 2018 Adjusted	13.2%	13.1%

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to the non-GAAP "Non-GAAP 2018 Adjusted" financial measures of Operating Profit and Operating Margin, which exclude the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act for the nine months ended September 30, 2018. We believe the amounts excluding the impact of these items are useful measures for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.

Omnicom Group Inc.

Reconciliation of Non-GAAP Financial Measures - 2018 Adjusted Net Income - Omnicom Group Inc.

Three and Nine Months Ended September 30, 2018

(Unaudited)

(Dollars in Millions)

	Three Months ended September 30, 2018	Nine Months ended September 30, 2018

Net Income - Omnicom Group Inc., as reported	$298.9	$927.2
Net gain on dispositions, before income tax expense	(178.4)	(178.4)
Repositioning actions - Incremental Severance and other items, before income tax expense	75.9	75.9
Repositioning actions - Lease terminations, before income tax expense	73.5	73.5
Income tax benefit on repositioning actions, less income tax expense on net gain from dispositions	(25.0)	(25.0)
Allocation of above items to non-controlling interests	6.9	6.9
Increase in income tax expense for revision of provisional estimates in connection with adoption of 2017 Tax Act	28.9	28.9
Net Income - Omnicom Group Inc., Non-GAAP 2018 Adjusted	$280.7	$909.0

The above table reconciles the U.S. GAAP financial measure of Net Income - Omnicom Group Inc. to the non-GAAP financial measure of Net Income - Omnicom Group Inc., Non-GAAP 2018 Adjusted, which excludes the impact of the net gain recognized on dispositions of certain subsidiaries, certain repositioning actions and the revision of the provisional income tax expense amounts recorded in connection with the enactment of the 2017 Tax Act, for the periods presented. We believe the amounts excluding the impact of these items are useful measures for investors to understand the impact these actions had on our reported results. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP. Non-GAAP financial measures reported by us may not be comparable to similarly titled amounts reported by other companies.